Exhibit 99.1

YETI Unveils Long-Term Growth Strategy and Financial Framework at 2026 Investor Day

BUILT FOR THE WILD: FIELD-TESTED. MADE FOR MORE.

Austin, Texas, September 17, 2026 – YETI Holdings, Inc. (“YETI”) (NYSE: YETI) will host its 2026 Investor Day today in Austin, Texas. Under the theme “Built for the Wild: Field-Tested. Made for More.,” YETI’s leadership team will outline how the Company intends to build on its iconic brand, accelerate innovation, strengthen commercialization and scale a proven international playbook to drive increasingly profitable growth and long-term shareholder value.

Matt Reintjes, Chair of the Board, President and Chief Executive Officer said, “We have spent two decades building a field-tested foundation, and we believe YETI is well positioned to expand what we build, where we sell it and how far our brand can travel. The capabilities beneath the business are stronger, the playbook is clearer and the opportunity is broader. The next chapter for YETI is about building a larger, more global and more durable company, supported by expanding product platforms, improving profitability and strong free cash flow generation. As we enter our next decade, we are focused on four priorities: creating the next billion dollars of sales, building our next billion-dollar product platform, generating a billion dollars of sales outside the United States and delivering more than a billion dollars of cumulative free cash flow. These priorities are underpinned by a clear operating plan and disciplined capital allocation framework, which we believe will drive durable growth and attractive long-term shareholder returns.”

A Focused Strategy Built to Compound

YETI will detail four mutually reinforcing growth engines as part of investor day presentations:

•	Build on a strong foundation and extend the brand. Deepen YETI’s relevance in the communities it serves while earning a place in more moments, with more consumers and across more geographies.

•	Accelerate Innovation. Apply a repeatable innovation engine to expand product families across Gear & Equipment, Home & Hydration, and Bags & Soft Coolers, with Bags & Soft Coolers becoming YETI’s next billion-dollar platform.

•	Power US commercialization. Put the right product in the right place with the right story through sharper consumer vertical strategies, complementary channel expansion, and a more disciplined end-to-end go-to-market process.

•	Scale globally. Repeat a proven playbook that builds credibility, activates locally and scales through wholesale, direct-to-consumer and marketplace channels, positioning YETI to generate a billion dollars of International sales.

Long-Term Financial Framework

YETI’s long-term financial algorithm through Fiscal 2030 is the basis for the Company’s long-term financial commitments and is designed to translate diversified sales growth into faster earnings growth and strong free cash flow generation – the majority of which will continue to be returned to shareholders via share repurchases:

Long-Term Metric	Financial Framework
Annual net sales growth	Mid-single-digit to High-single-digit
Annual adjusted operating income growth	High-single-digit to Low-double-digit
Annual adjusted EPS growth	Low-double-digit to High-teens
Cumulative free cash flow (5-year period ending Fiscal 2030)	$1.2 billion to $1.4 billion

The Company intends to fund its highest-return organic growth opportunities, maintain balance-sheet flexibility, selectively pursue tuck-in acquisitions that add capability or speed, and return excess cash to shareholders, primarily through share repurchases. Through Project Upcycle, YETI’s enterprise-wide productivity initiative, the Company has identified approximately $100 million of productivity opportunity across cost of goods sold and operating expenses to help fund growth investments, offset mix pressures, and support sustainable margin expansion.

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Fiscal 2026 Outlook Reiterated

YETI is reiterating the Fiscal 2026 outlook most recently provided on August 13, 2026:

Fiscal 2026 Metric	Outlook
Sales growth	7% to 8%
Adjusted operating income growth	10% to 12%
Adjusted operating income as a percentage of sales	14.9%
Adjusted EPS	$2.94 to $3.00
Effective tax rate (GAAP)	24%
Diluted weighted average shares outstanding	75.4 million
Capital expenditures	$60 million to $70 million
Free cash flow	$200 million to $225 million

Investor Day Webcast

Presentations will begin today at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). A live webcast will be available in the investor relations section of YETI’s website at investors.yeti.com. A replay of the event and presentation materials will be available on the website following the event.

About YETI Holdings, Inc.

Headquartered in Austin, Texas, YETI is a global designer, retailer, and distributor of innovative outdoor products. From coolers and drinkware to bags and apparel, YETI products are built to meet the unique and varying needs of diverse outdoor pursuits, whether in the remote wilderness, at the beach, or anywhere life takes you. By consistently delivering high-performing, exceptional products, we have built a strong following of brand loyalists throughout the world, ranging from serious outdoor enthusiasts to individuals who simply value products of uncompromising quality and design. We have an unwavering commitment to outdoor and recreation communities, and we are relentless in our pursuit of building superior products for people to confidently enjoy life outdoors and beyond. For more information, please visit www.YETI.com.

Non-GAAP Financial Measures

This press release includes forward-looking non-GAAP financial measures, including adjusted operating income, adjusted operating income margin, adjusted EPS and free cash flow. YETI does not provide reconciliations of forward-looking non-GAAP measures to the most directly comparable GAAP measures because such reconciliations are not available without unreasonable effort. This is due to the inherent difficulty in forecasting with reasonable certainty certain amounts that are necessary for such reconciliations. For the same reasons, we are unable to forecast with reasonable certainty all deductions and additions needed in order to provide forward-looking GAAP financial measures at this time. The amount of these deductions and additions may be material and, therefore, could result in forward-looking GAAP financial measures being materially different or less than forward-looking non-GAAP financial measures. See “Forward-Looking Statements” below.

Forward-Looking Statements

This press release contains ‘‘forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements. Forward-looking statements include statements containing words such as “anticipate,” “assume,” “believe,” “can have,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “likely,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “would,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operational performance or other events. For example, all statements made regarding long-term strategy, future operating results and financial condition, growth opportunities, productivity initiatives, capital allocation plans, including share repurchases and acquisitions, international expansion, product platform ambitions and the Fiscal 2026 outlook constitute forward-looking statements.

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All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that are expected and, therefore, you should not unduly rely on such statements. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include but are not limited to: (i) economic conditions or consumer confidence in future economic conditions; (ii) our ability to maintain and strengthen our brand and generate and maintain ongoing demand for our products; (iii) our ability to successfully design, develop and market new products; (iv) our ability to effectively manage our growth; (v) our ability to expand into additional consumer markets, and our success in doing so; (vi) the success of our international expansion plans; (vii) our ability to compete effectively in the outdoor and recreation market and protect our brand; (viii) the level of customer spending for our products, which is sensitive to general economic conditions and other factors; (ix) problems with, or loss of, our third-party contract manufacturers and suppliers or an inability to obtain raw materials; (x) fluctuations in the cost and availability of raw materials, equipment, labor, and transportation and subsequent manufacturing delays or increased costs; (xi) adverse changes in international trade policies, tariffs and treaties, including increases in tariff rates and the imposition of additional tariffs; (xii) our ability to accurately forecast demand for our products and our results of operations; (xiii) our relationships with our national, regional, and independent retail partners, who account for a significant portion of our sales; (xiv) risks associated with our direct-to-consumer channel; (xv) substantial fixed costs related to operating retail stores; (xvi) the impact of natural disasters and failures of our information technology on our operations and the operations of our manufacturing partners; (xvii) the integration and use of artificial intelligence; (xviii) our ability to attract and retain skilled personnel and senior management, and to maintain the continued efforts of our management and key employees; (xix) the impact of our indebtedness on our ability to invest in the ongoing needs of our business; and (xx) our ability to successfully execute our share repurchase program and its impact on stockholder value and the volatility of the price of our common stock. For a more extensive list of factors that could materially affect our results, you should read our filings with the United States Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended January 3, 2026, as such filings may be amended, supplemented or superseded from time to time by other reports YETI files with the SEC.

These forward-looking statements are made based upon detailed assumptions and reflect management’s current expectations and beliefs. While YETI believes that these assumptions underlying the forward-looking statements are reasonable, YETI cautions that it is very difficult to predict the impact of known factors, and it is impossible for YETI to anticipate all factors that could affect actual results. The forward-looking statements included here are made only as of the date hereof. YETI undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

Investor Relations Contact:

Arvind Bhatia, CFA

Investor.relations@yeti.com

Media Contact:

YETI Holdings, Inc. Media Hotline

Media@yeti.com

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